UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2011

Woodward, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 East Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

On January 28, 2011, Woodward, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) related to the Company’s 2010 Annual Meeting of Stockholders held on January 26, 2011 (the “2010 Annual Meeting”). This Form 8-K/A is being filed solely to update the disclosure made under Item 5.07 of the Form 8-K to disclose the determination of the Board of Directors of the Company (the “Board”) as to how frequently the Company will include in its proxy materials the required non-binding advisory vote on the compensation of its named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Form 8-K, pursuant to an advisory vote held at the 2010 Annual Meeting, stockholders representing more than a majority of the votes cast recommended that the Company hold future advisory votes on the compensation of its named executive officers on an annual basis. In light of these voting results and other factors, the Board has elected to include in the Company’s proxy materials a non-binding advisory proposal regarding the frequency of stockholder advisory votes to approve the compensation of its named executive officers on an annual basis until no earlier than such time as the results of the next required non-binding advisory vote on the frequency of each such proposal are available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

June 13, 2011	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Corporate Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary